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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            Nichols TXEN Corporation
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             (Exact name of registrant as specified in its charter)


               Delaware                                  63-1182099
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(State or Incorporation or Organization)      (IRS Employer Identification No.)



2500 Corporate Drive, Birmingham, AL                         35242
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(Address of principal executive offices)                   (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. [X]

Securities Act registration statement number to which this form relates:
333-71031.
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Securities to be registered pursuant to Section 12(b) of the Act: None.
                                                                  ----

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
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            (Title of Class)


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        ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," at page 58 of the Prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-71031, filed with the Securities and Exchange Commission (the "Commission") on January 22, 1999, as amended, and is incorporated herein by reference.

ITEM 2.  EXHIBITS.


         EXHIBIT
         NUMBER                             DESCRIPTION

         3.1               Amended and Restated Certificate of Incorporation of the Registrant.
                           (1)

         3.2               Amended and Restated Bylaws of the Registrant.  (1)

         4.1               Specimen Stock Certificate.  (1)

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(1)      Filed as an exhibit to the Registration Statement and incorporated herein by reference.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       NICHOLS TXEN CORPORATION
                                                (Registrant)


                                       By:   Paul D. Reaves
                                          ----------------------------
                                             Paul D. Reaves, Chief Executive
                                             Officer


Date:  July 28,1999


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